UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 19, 2005
(Date of earliest event reported)

Inland Monthly Income Fund II, L.P.
(Exact name of registrant as specified in the charter)

Delaware	0-17593	36-3587209
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
Former name or former address, if changed since last report)

Item 2.01  Acquisition or Disposition of Assets

On May 19, 2005, the Partnership sold one of its assets, the 84,000 square foot commercial/retail building, located at Arizona Road and Warner Road, in Chandler, Arizona. The property was sold to Ethan Christopher, LLC, an unaffiliated third party, for $2,875,000, on an all cash basis. The property had a basis of approximately $2,723,000, resulting in a gain of approximately $76,000, net of closing costs. Net sales proceeds of approximately $2,695,000 will be distributed to the Limited Partners.

Item 9.01  Financial Statements and Exhibits
  Financial Statements. Not Applicable
  Pro Forma Financial Information - Narrative

As a result of the sale of this property, prospectively there will be no property operations included in the financial statements of the Partnership relating to this property. The following sets forth the amounts of selected accounts in the financial statements of the Partnership relating solely to this property.
	For the three months ended March 31, 2005	For the year ended December 31, 2004
Rental Income	$ -	$ -
Operating Expenses	34,927	194,622
Impairment loss	-	587,000
Depreciation	13,540	93,957
Net loss	(48,467)	(875,579)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inland's Monthly Income Fund, L.P.
(Registrant)

By:	/s/ Kelly Tucek

Kelly Tucek
Vice President of General Partner and principal financial officer of Inland's Monthly Income Fund, L.P.

Date:	May 23, 2005